UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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☐	Definitive Proxy Statement
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☐	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following materials may be provided to shareholders of Argo Group International Holdings, Ltd.

Dear Investor,

We are reaching out to request a meeting in advance of Argo’s May 24th annual meeting.

As you may know, one of our shareholders, Voce Capital, is seeking to remove several of our most valuable directors and gain five seats on our Board. Voce continues to make false and misleading statements about our Company, and their “plan” for Argo demonstrates a fundamental lack of understanding of the strategies of our business and the industry in which we operate.

Now that we have filed our investor presentation detailing our successful track record, continued efforts to create shareholder value, and best-in-class Board and corporate governance, we would appreciate the opportunity to speak with you about Voce’s claims.  Please let us know your availability for a call on May 7th or 8th.  If those dates do not fit your schedule let us know a more convenient date/time.

Our aim is to make certain that, as you consider your vote, you and your team have the desired information to support you in making a decision, and ample opportunities to ask any questions you may have of us.

Thank you for your time and consideration and we look forward to speaking with you.

Best,

Susan Spivak Bernstein
SVP, Investor Relations
Argo Group

ADDITIONAL INFORMATION

Argo Group International Holdings, Ltd. (“Argo Group”) has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual General Meeting of Shareholders (the “2019 Annual General Meeting”). ARGO GROUP SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Argo Group with the SEC without charge from the SEC’s website at www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Argo Group, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Argo Group’s shareholders in connection with the matters to be considered at the 2019 Annual General Meeting. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.